EXHIBIT (g)

GLOBAL OPPORTUNITIES PORTFOLIO

October 19, 2009

Global Opportunities Portfolio hereby adopts and agrees to become a party to the attached Custodian Agreement as amended and extended with State Street Bank and Trust Company (formerly Investors Bank & Trust Company).

GLOBAL OPPORTUNITIES PORTFOLIO By: /s/ Barbara E. Campbell BarbaraE.Campbell Treasurer, and not Individually

Accepted and agreed to: STATE STREET BANK AND TRUST COMPANY By: /s/ Joseph C. Antonellis Joseph C. Antonellis Managing Director

MASTER CUSTODIAN AGREEMENT between EATON VANCE HUB PORTFOLIOS and INVESTORS BANK & TRUST COMPANY

TABLE OF CONTENTS

1.	Definitions	1-2
2.	Employment of Custodian and Property to be Held by It	2-3
3.	Duties of the Custodian with Respect to
	Property of the Trust	3
	A. Safekeeping and Holding of Property	3
	B. Delivery of Securities	3-5
	C. Registration of Securities	6
	D. Bank Accounts	6
	E. Payments for Interests, or Increases in Interests,
	in the Trust	6
	F. Investment and Availability of Federal Funds	6
	G. Collections	6-7
	H. Payment of Trust Monies	7-8
	I. Liability for Payment in Advance of
	Receipt of Securities Purchased	8-9
	J. Payments for Repurchases or Redemptions
	of Interests of the Trust	9
	K. Appointment of Agents by the Custodian	9
	L. Deposit of Trust Portfolio Securities in Securities
	Systems	9-11
	M. Deposit of Trust Commercial Paper in an Approved
	Book-Entry System for Commercial Paper	11-12
	N. Segregated Account	13
	O. Ownership Certificates for Tax Purposes	13
	P. Proxies	13
	Q. Communications Relating to Trust Portfolio	13
	Securities

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	R. Exercise of Rights; Tender Offers	14
	S. Depository Receipts	14
	T. Interest Bearing Call or Time Deposits	14-15
	U. Options, Futures Contracts and Foreign
	Currency Transactions	15-16
	V. Actions Permitted Without Express Authority	16
	W. Advances by the Bank	16
4.	Duties of Bank with Respect to Books of Account and
	Calculations of Net Asset Value	17
5.	Records and Miscellaneous Duties	17-18
6.	Opinion of Trust’s Independent Public Accountants	18
7.	Compensation and Expenses of Bank	18
8.	Responsibility of Bank	18-19
9.	Persons Having Access to Assets of the Trust	19
10.	Effective Period, Termination and Amendment;
	Successor Custodian	19-20
11.	Interpretive and Additional Provisions	20
12.	Notices	20
13.	Massachusetts Law to Apply	20
14.	Adoption of the Agreement by the Trust	21

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MASTER CUSTODIAN AGREEMENT

     This Agreement is made between each investment company advised by Boston Management and Research which has adopted this Agreement in the manner provided herein and Investors Bank & Trust Company (hereinafter called “Bank”, “Custodian” and “Agent”), a trust company established under the laws of Massachusetts with a principal place of business in Boston, Massachusetts.

     Whereas, each such investment company is registered under the Investment Company Act of 1940 and has appointed the Bank to act as Custodian of its property and to perform certain duties as its Agent, as more fully hereinafter set forth; and

     Whereas, the Bank is willing and able to act as each such investment company’s Custodian and Agent, subject to and in accordance with the provisions hereof;

     Now, therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, each such investment company and the Bank agree as follows:

1. Definitions

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a) “Trust” shall mean the investment company which has adopted this Agreement.

     (b) “Board” shall mean the board of trustees of the Trust.

     (c) “The Depository Trust Company”, a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Trust by the Board.

     (d) “Participants Trust Company”, a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Trust by the Board.

     (e) “Approved Clearing Agency” shall mean any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository but only if the Custodian has received a certified copy of a resolution of the Board approving such clearing agency as a securities depository for the Trust.

     (f) “Federal Book-Entry System” shall mean the book-entry system referred to in Rule 17f-4(b) under the Investment Company Act of 1940 for United States and federal agency securities (i.e., as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O).

     (g) “Approved Foreign Securities Depository” shall mean a foreign securities depository or clearing agency referred to in Rule 17f-4 under the Investment Company Act of 1940 for foreign securities but only if the Custodian has received a certified copy of a resolution of the Board approving such depository or clearing agency as a foreign securities depository for the Trust.

     (h) “Approved Book-Entry System for Commercial Paper” shall mean a system maintained by the Custodian or by a subcustodian employed pursuant to Section 2 hereof for the holding of commercial paper in book-entry form but only if the Custodian has received a certified copy of a resolution of the Board approving the participation by the Trust in such system.

     (i) The Custodian shall be deemed to have received “proper instructions” in respect of any of the matters referred to in this Agreement upon receipt of written or facsimile instructions signed by such one or more person or persons as the Board shall have from time to time authorized to give the particular class of instructions in question. Different persons may be authorized to give instructions for different purposes. A certified copy of a resolution of the Board may be received and accepted by the Custodian as conclusive evidence of the authority of any such person to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms and, where appropriate, may be standing instructions. Unless the resolution delegating authority to any person or persons to give a particular class of instructions specifically requires that the approval of any person, persons or committee shall first have been obtained before the Custodian may act on instructions of that class, the Custodian shall be under no obligation to question the right of the person or persons giving such instructions in so doing. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. The Trust authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian. Upon receipt of a certificate signed by two officers of the Trust as to the authorization by the President and the Treasurer of the Trust accompanied by a detailed description of the communication procedures approved by the President and the Treasurer of the Trust, “proper instructions” may also include communications effected directly between electromechanical or electronic devices provided that the President and Treasurer of the Trust and the Custodian are satisfied that such procedures afford adequate safeguards for the Trust’s assets. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Trust, the Custodian may take cognizance of the provisions of the governing documents and registration statement of the Trust as the same may from time to time be in effect (and resolutions or proceedings of the holders of interests in the Trust or the Board), but, nevertheless, except as otherwise expressly provided herein, the Custodian may assume unless and until notified in writing to the contrary that so-called proper instructions received by it are not in conflict with or in any way contrary to any provisions of such governing documents and registration statement, or resolutions or proceedings of the holders of interests in the Trust or the Board.

     (j) The term “Vote” when used with respect to the Board or the Holders of Interests in the Trust shall include a vote, resolution, consent, proceeding and other action taken by the Board or Holders in accordance with the Declaration of Trust or By-Laws of the Trust.

2.   Employment of Custodian and Property to be Held by It

     The Trust hereby appoints and employs the Bank as its Custodian and Agent in accordance with and subject to the provisions hereof, and the Bank hereby accepts such appointment and employment. The Trust agrees to deliver to the Custodian all securities, participation interests, cash and other assets owned by it, and all payments of income, payments of principal and capital distributions and adjustments received by it with respect to all securities and participation interests owned by the Trust from time to time, and the cash consideration received by it from time to time in exchange for an interest in the Trust or for an increase in such an interest. The Custodian shall not be responsible for any property of the Trust held by the Trust and not delivered by the Trust to the Custodian. The Trust will also deliver to the Bank from time to time copies of its currently effective declaration of trust, by-laws, registration statement and placement agent agreement with its placement agent, together with such resolutions, and other proceedings of the Trust as may be necessary for or convenient to the Bank in the performance of its duties hereunder.

     The Custodian may from time to time employ one or more subcustodians to perform such acts and services upon such terms and conditions as shall be approved from time to time by the Board. Any such subcustodian so employed by the Custodian shall be deemed to be the agent of the Custodian, and the Custodian shall remain primarily responsible for the securities, participation interests, moneys and other property of the Trust held by such subcustodian. Any foreign subcustodian shall be a bank or trust company which is an eligible foreign custodian within the meaning of Rule 17f-5 under the Investment Company Act of 1940, and the foreign custody arrangements shall be approved by the Board and shall be in accordance with and subject to the provisions of said Rule. For the purposes of this Agreement, any property of the Trust held by any such subcustodian (domestic or foreign) shall be deemed to be held by the Custodian under the terms of this Agreement.

3.  Duties of the Custodian with Respect to Property of the Trust

A.	Safekeeping and Holding of Property The Custodian shall keep safely all property of the
Trust and on behalf of the Trust shall from time to time receive delivery of Trust property for safekeeping. The Custodian shall hold, earmark and segregate on its books and records for the account of the Trust all property of the Trust, including all securities, participation interests and other assets of the Trust (1) physically held by the Custodian, (2) held by any subcustodian referred to in Section 2 hereof or by any agent referred to in Paragraph K hereof, (3) held by or maintained in The Depository Trust Company or in Participants
Trust Company or in an Approved Clearing Agency or in the Federal Book-Entry System
or in an Approved Foreign Securities Depository, each of which from time to time is referred to herein as a “Securities System”, and (4) held by the Custodian or by any subcustodian referred to in Section 2 hereof and maintained in any Approved Book-Entry
System for Commercial Paper.

B.	Delivery of Securities The Custodian shall release and deliver securities or participation interests owned by the Trust held (or deemed to be held) by the Custodian or maintained in a Securities System account or in an Approved Book-Entry System for Commercial
Paper account only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1) Upon sale of such securities or participation interests for the account of the Trust, but only against receipt of payment therefor; if delivery is made in
Boston or New York City, payment therefor shall be made in accordance with generally accepted clearing house procedures or by use of Federal Reserve Wire
System procedures; if delivery is made elsewhere payment therefor shall be in accordance with the then current “street delivery” custom or in accordance with such procedures agreed to in writing from time to time by the parties hereto; if the sale is effected through a Securities System, delivery and payment therefor shall be made in accordance with the provisions of Paragraph L hereof; if the sale of commercial paper is to be effected through an Approved Book-Entry System for Commercial Paper, delivery and payment therefor shall be made in accordance with the provisions of Paragraph M hereof; if the securities are to be sold outside the United States, delivery may be made in accordance with procedures agreed to in writing from time to time by the parties hereto; for the purposes of this subparagraph, the term “sale” shall include the disposition of a portfolio security (i) upon the exercise of an option written by the Trust and (ii)
upon the failure by the Trust to make a successful bid with respect to a portfolio security, the continued holding of which is contingent upon the making of such a bid;

2)	Upon the receipt of payment in connection with any repurchase agreement or reverse repurchase agreement relating to such securities and entered into by the Trust;

3)	To the depository agent in connection with tender or other similar offers for portfolio securities of the Trust;

4)	To the issuer thereof or its agent when such securities or participation interests are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the
Custodian or any subcustodian employed pursuant to Section 2 hereof;

5)	To the issuer thereof, or its agent, for transfer into the name of the Trust or into the name of any nominee of the Custodian or into the name or nominee name of any agent appointed pursuant to Paragraph K hereof or into the name or nominee name of any subcustodian employed pursuant to Section 2 hereof; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities or participation interests are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

6)	To the broker selling the same for examination in accordance with the
“street delivery” custom; provided that the Custodian shall adopt such procedures as the Trust from time to time shall approve to ensure their prompt return to the
Custodian by the broker in the event the broker elects not to accept them;

7)	For exchange or conversion pursuant to any plan of merger,
consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion of such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

8)	In the case of warrants, rights or similar securities, the surrender thereof in connection with the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities;
provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

9)	For delivery in connection with any loans of securities made by the Trust
(such loans to be made pursuant to the terms of the Trust’s current registration statement), but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities; except that in connection with any securities loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of Treasury, the Custodian will not be held liable or responsible for the delivery of securities loaned by the Trust prior to the receipt of such collateral;

10)	For delivery as security in connection with any borrowings by the Trust requiring a pledge or hypothecation of assets by the Trust (if then permitted under circumstances described in the current registration statement of the Trust), provided, that the securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for that purpose; upon receipt of proper instructions, the Custodian may pay any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

11)	When required for delivery in connection with any redemption or repurchase of an interest in the Trust in accordance with the provisions of
Paragraph J hereof;

12)	For delivery in accordance with the provisions of any agreement between the Custodian (or a subcustodian employed pursuant to Section 2 hereof) and a broker-dealer registered under the Securities Exchange Act of 1934 and, if necessary, the Trust, relating to compliance with the rules of The Options
Clearing Corporation or of any registered national securities exchange, or of any similar organization or organizations, regarding deposit or escrow or other arrangements in connection with options transactions by the Trust;

13)	For delivery in accordance with the provisions of any agreement among the Trust, the Custodian (or a subcustodian employed pursuant to Section 2 hereof), and a futures commissions merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or of any contract market or commodities exchange or similar organization, regarding futures margin account deposits or payments in connection with futures transactions by the Trust;

14)	For any other proper corporate purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

C.	Registration of Securities Securities held by the Custodian (other than bearer securities) for the account of the Trust shall be registered in the name of the Trust or in the name of any nominee of the Trust or of any nominee of the Custodian, or in the name or nominee name of any agent appointed pursuant to Paragraph K hereof, or in the name or nominee name of any subcustodian employed pursuant to Section 2 hereof, or in the name or nominee name of The Depository Trust Company or Participants Trust Company or Approved Clearing
Agency or Federal Book-Entry System or Approved Book-Entry System for Commercial
Paper; provided, that securities are held in an account of the Custodian or of such agent or of such subcustodian containing only assets of the Trust or only assets held by the
Custodian or such agent or such subcustodian as a custodian or subcustodian or in a fiduciary capacity for customers. All certificates for securities accepted by the Custodian or any such agent or subcustodian on behalf of the Trust shall be in “street” or other good delivery form or shall be returned to the selling broker or dealer who shall be advised of the reason thereof.

D.	Bank Accounts The Custodian shall open and maintain a separate bank account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting in pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the
Trust other than cash maintained by the Trust in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Trust may be deposited by it to its credit as Custodian in the
Banking Department of the Custodian or in such other banks or trust companies as the
Custodian may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the
Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved in writing by two officers of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be subject to withdrawal only by the Custodian in that capacity.

E.	Payments for Interests, or Increases in Interests, in the Trust The Custodian shall make appropriate arrangements with the Transfer Agent of the Trust to enable the Custodian to make certain it promptly receives the cash or other consideration due to the Trust for payment of interests in the Trust, or increases in such interests, in accordance with the governing documents and registration statement of the Trust. The Custodian will provide prompt notification to the Trust of any receipt by it of such payments.

F.	Investment and Availability of Federal Funds Upon agreement between the Trust and the
Custodian, the Custodian shall, upon the receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, invest in such securities and instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Trust.

G.	Collections The Custodian shall promptly collect all income and other payments with respect to registered securities held hereunder to which the Trust shall be entitled either by law or pursuant to custom in the securities business, and shall promptly collect all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Trust’s custodian account. The Custodian shall do all things necessary and proper in connection with such prompt collections and, without limiting the generality of the foregoing, the Custodian shall

		1)	Present for payment all coupons and other income items requiring presentations;

		2)	Present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable;

		3)	Endorse and deposit for collection, in the name of the Trust, checks, drafts or other negotiable instruments;

		4)	Credit income from securities maintained in a Securities System or in an Approved Book-Entry System for Commercial Paper at the time funds become available to the Custodian; in the case of securities maintained in The
Depository Trust Company funds shall be deemed available to the Trust not later than the opening of business on the first business day after receipt of such funds by the Custodian.

The Custodian shall notify the Trust as soon as reasonably practicable whenever income due on any security is not promptly collected. In any case in which the
Custodian does not receive any due and unpaid income after it has made demand for the same, it shall immediately so notify the Trust in writing, enclosing copies of any demand letter, any written response thereto, and memoranda of all oral responses thereto and to telephonic demands, and await instructions from the Trust; the
Custodian shall in no case have any liability for any nonpayment of such income provided the Custodian meets the standard of care set forth in Section 8 hereof. The
Custodian shall not be obligated to take legal action for collection unless and until reasonably indemnified to its satisfaction.

The Custodian shall also receive and collect all stock dividends, rights and other items of like nature, and deal with the same pursuant to proper instructions relative thereto.

H.	Payment of Trust Monies Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Trust in the following cases only:

	1)		Upon the purchase of securities, participation interests, options, futures contracts, forward contracts and options on futures contracts purchased for the account of the Trust but only (a) against the receipt of

(i) such securities registered as provided in Paragraph C hereof or in proper form for transfer or

(ii) detailed instructions signed by an officer of the Trust regarding the participation interests to be purchased or

(iii)written confirmation of the purchase by the Trust of the options, futures contracts, forward contracts or options on futures contracts by the
Custodian (or by a subcustodian employed pursuant to Section 2 hereof or by a clearing corporation of a national securities exchange of which the Custodian is a member or by any bank, banking institution or trust company doing business in the United States or abroad which is qualified under the Investment Company
Act of 1940 to act as a custodian and which has been designated by the
Custodian as its agent for this purpose or by the agent specifically designated in such instructions as representing the purchasers of a new issue of privately placed securities); (b) in the case of a purchase effected through a Securities System, upon receipt of the securities by the Securities System in accordance with the conditions set forth in Paragraph L hereof; (c) in the case of a purchase of commercial paper effected through an Approved Book-Entry System for
Commercial Paper, upon receipt of the paper by the Custodian or subcustodian in accordance with the conditions set forth in Paragraph M hereof; (d) in the case of repurchase agreements entered into between the Trust and another bank or a broker-dealer, against receipt by the Custodian of the securities underlying the repurchase agreement either in certificate form or through an entry crediting the
Custodian’s segregated, non-proprietary account at the Federal Reserve Bank of
Boston with such securities along with written evidence of the agreement by the bank or broker-dealer to repurchase such securities from the Trust; or (e) with respect to securities purchased outside of the United States, in accordance with written procedures agreed to from time to time in writing by the parties hereto;

2) When required in connection with the conversion, exchange or surrender of securities owned by the Trust as set forth in Paragraph B hereof;

3) When required for the reduction or redemption of an interest in the Trust in accordance with the provisions of Paragraph J hereof;

4) For the payment of any expense or liability incurred by the Trust, including but not limited to the following payments for the account of the Trust: advisory fees, interest, taxes, management compensation and expenses, accounting, transfer agent and legal fees, and other operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5) For distributions or payment to Holders of Interest in the Trust; and

6) For any other proper corporate purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

I.	Liability for Payment in Advance of Receipt of Securities Purchased In any and every case where payment for purchase of securities for the account of the Trust is made by the
Custodian in advance of receipt of the securities purchased in the absence of specific written instructions signed by two officers of the Trust to so pay in advance, the
Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian; except that in the case of a repurchase agreement entered into by the Trust with a bank which is a member of the
Federal Reserve System, the Custodian may transfer trusts to the account of such bank prior to the receipt of (i) the securities in certificate form subject to such repurchase agreement or (ii) written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or (iii) the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry and the written repurchase agreement is received by the Custodian in due course; and except that if the securities are to be purchased outside the United States, payment may be made in accordance with procedures agreed to in writing from time to time by the parties hereto.

J.	Payments for Repurchases or Redemptions of Interests in the Trust From such funds as may be available for the purpose, but subject to any applicable resolutions of the Board and the current procedures of the Trust, the Custodian shall, upon receipt of written instructions from the Trust or from the Trust’s Transfer Agent, make funds and/or portfolio securities available for payment to Holders of Interest in the Trust who have caused the amount of their interests to be reduced, or for their interest to be redeemed.

K.	Appointment of Agents by the Custodian The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company
(provided such bank or trust company is itself qualified under the Investment Company
Act of 1940 to act as a custodian or is itself an eligible foreign custodian within the meaning of Rule 17f-5 under said Act) as the agent of the Custodian to carry out such of the duties and functions of the Custodian described in this Section 3 as the Custodian may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder, and as between the Trust and the Custodian the Custodian shall be fully responsible for the acts and omissions of any such agent. For the purposes of this Agreement, any property of the Trust held by any such agent shall be deemed to be held by the Custodian hereunder.

L.	Deposit of Trust Portfolio Securities in Securities Systems The Custodian may deposit and/or maintain securities owned by the Trust

(1)	in The Depository Trust Company;

(2)	in Participants Trust Company;

(3)	in any other Approved Clearing Agency;

(4)	in the Federal Book-Entry System; or

(5)	in an Approved Foreign Securities Depository in each case only in accordance with applicable Federal Reserve Board and Securities and Exchange
Commission rules and regulations, and at all times subject to the following provisions:

(a) The Custodian may (either directly or through one or more subcustodians employed pursuant to Section 2 keep securities of the Trust in a Securities System provided that such securities are maintained in a non-proprietary account (“Account”) of the Custodian or such subcustodian in the Securities System which shall not include any assets of the
Custodian or such subcustodian or any other person other than assets held by the
Custodian or such subcustodian as a fiduciary, custodian, or otherwise for its customers.

(b) The records of the Custodian with respect to securities of the Trust which are maintained in a Securities System shall identify by book-entry those securities belonging to the Trust, and the Custodian shall be fully and completely responsible for maintaining a recordkeeping system capable of accurately and currently stating the Trust’s holdings maintained in each such Securities System.

(c) The Custodian shall pay for securities purchased in book-entry form for the account of the Trust only upon (i) receipt of notice or advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of any entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust.
The Custodian shall transfer securities sold for the account of the Trust only upon (i)
receipt of notice or advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the
Custodian to reflect such transfer and payment for the account of the Trust. Copies of all notices or advices from the Securities System of transfers of securities for the account of the Trust shall identify the Trust, be maintained for the Trust by the Custodian and be promptly provided to the Trust at its request. The Custodian shall promptly send to the
Trust confirmation of each transfer to or from the account of the Trust in the form of a written advice or notice of each such transaction, and shall furnish to the Trust copies of daily transaction sheets reflecting each day’s transactions in the Securities System for the account of the Trust on the next business day.

(d) The Custodian shall promptly send to the Trust any report or other communication received or obtained by the Custodian relating to the Securities System’s accounting system, system of internal accounting controls or procedures for safeguarding securities deposited in the Securities System; the Custodian shall promptly send to the Trust any report or other communication relating to the Custodian’s internal accounting controls and procedures for safeguarding securities deposited in any Securities System; and the
Custodian shall ensure that any agent appointed pursuant to Paragraph K hereof or any subcustodian employed pursuant to Section 2 hereof shall promptly send to the Trust and to the Custodian any report or other communication relating to such agent’s or subcustodian’s internal accounting controls and procedures for safeguarding securities deposited in any Securities System. The Custodian’s books and records relating to the
Trust’s participation in each Securities System will at all times during regular business hours be open to the inspection of the Trust’s authorized officers, employees or agents.

(e) The Custodian shall not act under this Paragraph L in the absence of receipt of a certificate of an officer of the Trust that the Board has approved the use of a particular
Securities System; the Custodian shall also obtain appropriate assurance from the officers of the Trust that the Board has annually reviewed the continued use by the Trust of each
Securities System, and the Trust shall promptly notify the Custodian if the use of a
Securities System is to be discontinued; at the request of the Trust, the Custodian will terminate the use of any such Securities System as promptly as practicable.

(f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from use of the Securities
System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or subcustodian to enforce effectively such rights as it may have against the Securities System or any other person; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

M.	Deposit of Trust Commercial Paper in an Approved Book-Entry System for Commercial
Paper Upon receipt of proper instructions with respect to each issue of direct issue commercial paper purchased by the Trust, the Custodian may deposit and/or maintain direct issue commercial paper owned by the Trust in any Approved Book-Entry System for Commercial Paper, in each case only in accordance with applicable Securities and
Exchange Commission rules, regulations, and no-action correspondence, and at all times subject to the following provisions:

(a) The Custodian may (either directly or through one or more subcustodians employed pursuant to Section 2) keep commercial paper of the Trust in an Approved Book-Entry
System for Commercial Paper, provided that such paper is issued in book entry form by the Custodian or subcustodian on behalf of an issuer with which the Custodian or subcustodian has entered into a book-entry agreement and provided further that such paper is maintained in a non-proprietary account (“Account”) of the Custodian or such subcustodian in an Approved Book-Entry System for Commercial Paper which shall not include any assets of the Custodian or such subcustodian or any other person other than assets held by the Custodian or such subcustodian as a fiduciary, custodian, or otherwise for its customers.

(b) The records of the Custodian with respect to commercial paper of the Trust which is maintained in an Approved Book-Entry System for Commercial Paper shall identify by book-entry each specific issue of commercial paper purchased by the Trust which is included in the Securities System and shall at all times during regular business hours be open for inspection by authorized officers, employees or agents of the Trust. The
Custodian shall be fully and completely responsible for maintaining a recordkeeping system capable of accurately and currently stating the Trust’s holdings of commercial paper maintained in each such System.

(c) The Custodian shall pay for commercial paper purchased in book-entry form for the account of the Trust only upon contemporaneous (i) receipt of notice or advice from the issuer that such paper has been issued, sold and transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such purchase, payment and transfer for the account of the Trust. The Custodian shall transfer such commercial paper which is sold or cancel such commercial paper which is redeemed for the account of the
Trust only upon contemporaneous (i) receipt of notice or advice that payment for such paper has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer or redemption and payment for the account of the
Trust. Copies of all notices, advices and confirmations of transfers of commercial paper for the account of the Trust shall identify the Trust, be maintained for the Trust by the
Custodian and be promptly provided to the Trust at its request. The Custodian shall promptly send to the Trust confirmation of each transfer to or from the account of the
Trust in the form of a written advice or notice of each such transaction, and shall furnish to the Trust copies of daily transaction sheets reflecting each day’s transactions in the
System for the account of the Trust on the next business day.

(d) The Custodian shall promptly send to the Trust any report or other communication received or obtained by the Custodian relating to each System’s accounting system, system of internal accounting controls or procedures for safeguarding commercial paper deposited in the System; the Custodian shall promptly send to the Trust any report or other communication relating to the Custodian’s internal accounting controls and procedures for safeguarding commercial paper deposited in any Approved Book-Entry
System for Commercial Paper; and the Custodian shall ensure that any agent appointed pursuant to Paragraph K hereof or any subcustodian employed pursuant to Section 2 hereof shall promptly send to the Trust and to the Custodian any report or other communication relating to such agent’s or subcustodian’s internal accounting controls and procedures for safeguarding securities deposited in any Approved Book-Entry
System for Commercial Paper.

(e) The Custodian shall not act under this Paragraph M in the absence of receipt of a certificate of an officer of the Trust that the Board has approved the use of a particular
Approved Book-Entry System for Commercial Paper; the Custodian shall also obtain appropriate assurance from the officers of the Trust that the Board has annually reviewed the continued use by the Trust of each Approved Book-Entry System for Commercial
Paper, and the Trust shall promptly notify the Custodian if the use of an Approved Book-
Entry System for Commercial Paper is to be discontinued; at the request of the Trust, the
Custodian will terminate the use of any such System as promptly as practicable.

(f) The Custodian (or subcustodian, if the Approved Book-Entry System for Commercial
Paper is maintained by the subcustodian) shall issue physical commercial paper or promissory notes whenever requested to do so by the Trust or in the event of an electronic system failure which impedes issuance, transfer or custody of direct issue commercial paper by book-entry.

(g) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from use of any Approved
Book-Entry System for Commercial Paper by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or subcustodian to enforce effectively such rights as it may have against the System, the issuer of the commercial paper or any other person; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the System, the issuer of the commercial paper or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

N.	Segregated Account The Custodian shall upon receipt of proper instructions establish and maintain a segregated account or accounts for and on behalf of the Trust, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Paragraph L hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and any registered broker-dealer (or any futures commission merchant), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of the Commodity Futures Trading Commission or of any
contract market or commodities exchange), or of any similar organization or organizations, regarding escrow or deposit or other arrangements in connection with transactions by the Trust, (ii) for purposes of segregating cash or U.S. Government securities in connection with options purchased, sold or written by the Trust or futures contracts or options thereon purchased or sold by the Trust, (iii) for the purposes of compliance by the Trust with the procedures required by Investment Company Act
Release No. 10666, or any subsequent release or releases of the Securities and Exchange
Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper purposes, but only, in the case of clause (iv), upon receipt of, in addition to proper instructions, a certificate signed by two officers of the
Trust, setting forth the purpose such segregated account and declaring such purpose to be a proper purpose.

O.	Ownership Certificates for Tax Purposes The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Trust held by it and in connection with transfers of securities.

P.	Proxies The Custodian shall, with respect to the securities held by it hereunder, cause to be promptly delivered to the Trust all forms of proxies and all notices of meetings and any other notices or announcements or other written information affecting or relating to the securities, and upon receipt of proper instructions shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of the securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

Q.	Communications Relating to Trust Portfolio Securities The Custodian shall deliver promptly to the Trust all written information (including, without limitation, pendency of call and maturities of securities and participation interests and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust and the maturity of futures contracts purchased or sold by the Trust) received by the
Custodian from issuers and other persons relating to the securities and participation interests being held for the Trust. With respect to tender or exchange offers, the
Custodian shall deliver promptly to the Trust all written information received by the
Custodian from issuers and other persons relating to the securities and participation interests whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

R.	Exercise of Rights; Tender Offers In the case of tender offers, similar offers to purchase or exercise rights (including, without limitation, pendency of calls and maturities of securities and participation interests and expirations of rights in connection therewith and notices of exercise of call and put options and the maturity of futures contracts) affecting or relating to securities and participation interests held by the Custodian under this
Agreement, the Custodian shall have responsibility for promptly notifying the Trust of all such offers in accordance with the standard of reasonable care set forth in Section 8 hereof. For all such offers for which the Custodian is responsible as provided in this
Paragraph R, the Trust shall have responsibility for providing the Custodian with all necessary instructions in timely fashion. Upon receipt of proper instructions, the
Custodian shall timely deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the new securities and cash, if any, acquired by such action are to be delivered to the
Custodian or any subcustodian employed pursuant to Section 2 hereof. Upon receipt of proper instructions, the Custodian shall timely deposit securities upon invitations for tenders of securities upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the consideration to be paid or delivered or the tendered securities are to be returned to the Custodian or subcustodian employed pursuant to
Section 2 hereof. Notwithstanding any provision of this Agreement to the contrary, the
Custodian shall take all necessary action, unless otherwise directed to the contrary by proper instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall thereafter promptly notify the Trust in writing of such action.

S.	Depository Receipts The Custodian shall, upon receipt of proper instructions, surrender or cause to be surrendered foreign securities to the depository used by an issuer of
American Depository Receipts or International Depository Receipts (hereinafter collectively referred to as “ADRs”) for such securities, against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depository has acknowledged receipt of instructions to issue with respect to such securities in the name of a nominee of the Custodian or in the name or nominee name of any subcustodian employed pursuant to Section 2 hereof, for delivery to the Custodian or such subcustodian at such place as the Custodian or such subcustodian may from time to time designate. The Custodian shall, upon receipt of proper instructions, surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the
ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian or to a subcustodian employed pursuant to Section 2 hereof.

T.	Interest Bearing Call or Time Deposits The Custodian shall, upon receipt of proper instructions, place interest bearing fixed term and call deposits with the banking department of such banking institution (other than the Custodian) and in such amounts as the Trust may designate. Deposits may be denominated in U.S. Dollars or other currencies. The Custodian shall include in its records with respect to the assets of the
Trust appropriate notation as to the amount and currency of each such deposit, the accepting banking institution and other appropriate details and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the banking institution. Such deposits shall be deemed portfolio securities of the Trust for the purposes of this Agreement, and the Custodian shall be responsible for the collection of income from such accounts and the transmission of cash to and from such accounts.

U.	Options, Futures Contracts and Foreign Currency Transactions

1. Options. The Custodian shall, upon receipt of proper instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, the Trust, relating to compliance with the rules of the Options Clearing
Corporation or of any registered national securities exchange or similar organization or organizations, receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index or other financial instrument or index by the Trust; deposit and maintain in a segregated account for the
Trust, either physically or by book-entry in a Securities System, securities subject to a covered call option written by the Trust; and release and/or transfer such securities or other assets only in accordance with a notice or other communication evidencing the expiration, termination or exercise of such covered option furnished by the Options
Clearing Corporation, the securities or options exchange on which such covered option is traded or such other organization as may be responsible for handling such options transactions. The Custodian and the broker-dealer shall be responsible for the sufficiency of assets held in the Trust’s segregated account in compliance with applicable margin maintenance requirements.

2. Futures Contracts The Custodian shall, upon receipt of proper instructions, receive and retain confirmations and other documents, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the Trust; deposit and maintain in a segregated account, for the benefit of any futures commission merchant, assets designated by the Trust as initial, maintenance or variation “margin” deposits
(including mark-to-market payments) intended to secure the Trust’s performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by Trust, in accordance with the provisions of any agreement or agreements among the Trust, the Custodian and such futures commission merchant, designed to comply with the rules of the Commodity Futures Trading Commission and/or of any contract market or commodities exchange or similar organization regarding such margin deposits or payments; and release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules. The Custodian and the futures commission merchant shall be responsible for the sufficiency of assets held in the segregated account in compliance with the applicable margin maintenance and mark-to-
market payment requirements.

3. Foreign Exchange Transactions The Custodian shall, pursuant to proper instructions, enter into or cause a subcustodian to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Trust. Such transactions may be undertaken by the Custodian or subcustodian with such banking or financial institutions or other currency brokers, as set forth in proper instructions. Foreign exchange contracts and options shall be deemed to be portfolio securities of the Trust; and accordingly, the responsibility of the Custodian therefor shall be the same as and no greater than the Custodian’s responsibility in respect of other portfolio securities of the Trust. The Custodian shall be responsible for the transmittal to and receipt of cash from the currency broker or banking or financial institution with which the contract or option is made, the maintenance of proper records with respect to the transaction and the maintenance of any segregated account required in connection with the transaction. The Custodian shall have no duty with respect to the selection of the currency brokers or banking or financial institutions with which the Trust deals or for their failure to comply with the terms of any contract or option. Without limiting the foregoing, it is agreed that upon receipt of proper instructions and insofar as funds are made available to the Custodian for the purpose, the Custodian may (if determined necessary by the Custodian to consummate a particular transaction on behalf and for the account of the Trust) make free outgoing payments of cash in the form of U.S.
dollars or foreign currency before receiving confirmation of a foreign exchange contract or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received. The Custodian shall not be responsible for any costs and interest charges which may be incurred by the Trust or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange; provided that the Custodian shall nevertheless be held to the standard of care set forth in, and shall be liable to the
Trust in accordance with, the provisions of Section 8.

V.	Actions Permitted Without Express Authority The Custodian may in its discretion, without express authority from the Trust:

	1)	make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided, that all such payments shall be accounted for by the Custodian to the Treasurer of the Trust;

	2)	surrender securities in temporary form for securities in definitive form;

	3)	endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments; and

	4)	in general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the
Trust except as otherwise directed by the Trust.

W.	Advances by the Bank. The Bank may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund’s account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Fund payable on demand. Such overdraft shall bear interest at the current rate charged by the Bank for such secured loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness or the extent required by law, whichever is greater, in and to any property at any time held by it for the Fund’s benefit or in which the Fund has an interest and which is then in the Bank’s possession or control (or in the possession or control of any third party acting on the Bank’s behalf).
The Fund authorizes the Bank, in the Bank’s sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Fund on the Bank’s books.

4.	Duties of Bank with Respect to Books of Account and Calculations of Net Asset Value

     The Bank shall as Agent (or as Custodian, as the case may be) keep such books of account (including records showing the adjusted tax costs of the Trust’s portfolio securities) and render as at the close of business on each day a detailed statement of the amounts received or paid out and of securities received or delivered for the account of the Trust during said day and such other statements, including a daily trial balance and inventory of the Trust’s portfolio securities; and shall furnish such other financial information and data as from time to time requested by the Treasurer or any executive officer of the Trust; and shall compute and determine, as of the close of business of the New York Stock Exchange, or at such other time or times as the Board may determine, the net asset value of the Trust and the net asset value of each interest in the Trust, such computations and determinations to be made in accordance with the governing documents of the Trust and the votes and instructions of the Board and of the investment adviser at the time in force and applicable, and promptly notify the Trust and its investment adviser and such other persons as the Trust may request of the result of such computation and determination. In computing the net asset value the Custodian may rely upon security quotations received by telephone or otherwise from sources or pricing services designated by the Trust by proper instructions, and may further rely upon information furnished to it by any authorized officer of the Trust relative (a) to liabilities of the Trust not appearing on its books of account, (b) to the existence, status and proper treatment of any reserve or reserves, (c) to any procedures or policies established by the Board regarding the valuation of portfolio securities or other assets, and (d) to the value to be assigned to any bond, note, debenture, Treasury bill, repurchase agreement, subscription right, security, participation interests or other asset or property for which market quotations are not readily available. The Custodian shall also compute and determine at such time or times as the Trust may designate the portion of each item which has significance for a holder of an interest in the Trust in computing and determining its federal income tax liability including, but not limited to, each item of income, expense and realized and unrealized gain or loss of the Trust which is attributable for Federal income tax purposes to each such holder.

5.	Records and Miscellaneous Duties

     The Bank shall create, maintain and preserve all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust. All books of account and records maintained by the Bank in connection with the performance of its duties under this Agreement shall be the property of the Trust, shall at all times during the regular business hours of the Bank be open for inspection by authorized officers, employees or agents of the Trust, and in the event of termination of this Agreement shall be delivered to the Trust or to such other person or persons as shall be designated by the Trust. Disposition of any account or record after any required period of preservation shall be only in accordance with specific instructions received from the Trust. The Bank shall assist generally in the preparation of reports to holder of interest in the Trust, to the Securities and Exchange Commission, including Form N-SAR, and to others, audits of accounts, and other ministerial matters of like nature; and, upon request, shall furnish the Trust’s auditors with an attested inventory of securities held with appropriate information as to securities in transit or in the process of purchase or sale and with such other information as said auditors may from time to time request. The Custodian shall also maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic verifications (including sampling counts at the Custodian) of certificates representing bonds and other securities for which it is responsible under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. The Bank shall not disclose or use any books or records it has prepared or maintained by reason of this Agreement in any manner except as expressly authorized herein or directed by the Trust, and the Bank shall keep confidential any information obtained by reason of this Agreement.

6.	Opinion of Trust’s Independent Public Accountants

     The Custodian shall take all reasonable action, as the Trust may from time to time request, to enable the Trust to obtain from year to year favorable opinions from the Trust’s independent public accountants with respect to its activities hereunder in connection with the preparation of the Trust’s registration statement and Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

7.	Compensation and Expenses of Bank

     The Bank shall be entitled to reasonable compensation for its services as Custodian and Agent, as agreed upon from time to time between the Trust and the Bank. The Bank shall be entitled to receive from the Trust on demand reimbursement for its cash disbursements, expenses and charges, including counsel fees, in connection with its duties as Custodian and Agent hereunder, but excluding salaries and usual overhead expenses.

8.	Responsibility of Bank

     So long as and to the extent that it is in the exercise of reasonable care, the Bank as Custodian and Agent shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

     The Bank as Custodian and Agent shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     The Bank as Custodian and Agent shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or failures to act. Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor shall it be construed to modify the standards of care and responsibility set forth in Section 2 hereof with respect to subcustodians and in subparagraph f of Paragraph L of Section 3 hereof with respect to Securities Systems and in subparagraph g of Paragraph M of Section 3 hereof with respect to an Approved Book-Entry System for Commercial Paper.

     The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to subcustodians generally in Section 2 hereof, provided that, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Trust to maintain custody of any securities or cash of the Trust in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, revolution, military or usurped powers, nuclear fission, fusion or radiation, earthquake, storm or other disturbance of nature or acts of God.

     If the Trust requires the Bank in any capacity to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Bank, result in the Bank or its nominee assigned to the Trust being liable for the payment of money or incurring liability of some other form, the Trust, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

9.	Persons Having Access to Assets of the Trust

     (i) No trustee, officer, employee, or agent of the Trust shall have physical access to the assets of the Trust held by the Custodian or be authorized or permitted to withdraw any investments of the Trust, nor shall the Custodian deliver any assets of the Trust to any such person. No officer or director, employee or agent of the Custodian who holds any similar position with the Trust or the investment adviser or the administrator of the Trust shall have access to the assets of the Trust.

     (ii) Access to assets of the Trust held hereunder shall only be available to duly authorized officers, employees, representatives or agents of the Custodian or other persons or entities for whose actions the Custodian shall be responsible to the extent permitted hereunder, or to the Trust’s independent public accountants in connection with their auditing duties performed on behalf of the Trust.

     (iii) Nothing in this Section 9 shall prohibit any officer, employee or agent of the Trust or of the investment adviser of the Trust from giving instructions to the Custodian or executing a certificate so long as it does not result in delivery of or access to assets of the Trust prohibited by paragraph (i) of this Section 9.

10.	Effective Period, Termination and Amendment; Successor Custodian

     This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated by either party after August 31, 2000 by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, that the Trust may at any time by action of its Board, (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, in the event the Custodian assigns this Agreement to another party without consent of the non-interested trustees of the Trust, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Federal Deposit Insurance Corporation or by the Banking Commissioner of The Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Agreement, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination (and shall likewise reimburse the Custodian for its costs, expenses and disbursements).

     This Agreement may be amended at any time by the written agreement of the parties hereto. If a majority of the non-interested trustees of any of the Trusts determines that the performance of the Custodian has been unsatisfactory or adverse to the interests of Trust holders of any Trust or Trusts or that the terms of the Agreement are no longer consistent with publicly available industry standards, then the Trust or Trusts shall give written notice to the Custodian of such determination and the Custodian shall have 60 days to (1) correct such performance to the satisfaction of the non-interested trustees or (2) renegotiate terms which are satisfactory to the non-interested trustees of the Trusts. If the conditions of the preceding sentence are not met then the Trust or Trusts may terminate this Agreement on sixty (60) days written notice.

     The Board of the Trust shall, forthwith, upon giving or receiving notice of termination of this Agreement, appoint as successor custodian, a bank or trust company having such qualifications required by the Investment Company Act of 1940 and the Rules thereunder. The Bank, as Custodian, Agent or otherwise, shall, upon termination of the Agreement, deliver to such successor custodian, all securities then held hereunder and all funds or other properties of the Trust deposited with or held by the Bank hereunder and all books of account and records kept by the Bank pursuant to this Agreement, and all documents held by the Bank relative thereto. In the event that no written order designating a successor custodian shall have been delivered to the Bank on or before the date when such termination shall become effective, then the Bank shall not deliver the securities, funds and other properties of the Trust to the Trust but shall have the right to deliver to a bank or trust company doing business in Boston, Massachusetts of its own selection meeting the above required qualifications, all funds, securities and properties of the Trust held by or deposited with the Bank, and all books of account and records kept by the Bank pursuant to this Agreement, and all documents held by the Bank relative thereto. Thereafter such bank or trust company shall be the successor of the Custodian under this Agreement.

11.	Interpretive and Additional Provisions

     In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing instruments of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

12.	Notices

     Notices and other writings delivered or mailed postage prepaid to the Trust addressed to 24 Federal Street, Boston, MA 02110 or to such other address as the Trust may have designated to the Bank, in writing with a copy to Eaton Vance Management at 24 Federal Street, Boston, Massachusetts 02110, or to Investors Bank & Trust Company, 24 Federal Street, Boston, Massachusetts 02110 with a copy to Eaton Vance Management at 24 Federal Street, Boston, Massachusetts 02110, shall be deemed to have been properly delivered or given hereunder to the respective addressees.

13.	Massachusetts Law to Apply

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

     The Custodian expressly acknowledges the provision in the Declaration of Trust of the Trust (Section 5.2 and 5.6) limiting the personal liability of the Trustees and officers of the Trust, and the Custodian hereby agrees that it shall have recourse to the Trust for payment of claims or obligations as between the Trust and the Custodian arising out of this Agreement, and the Custodian shall not seek satisfaction from any Trustee or officer of the Trust.

14.	Adoption of the Agreement by the Trust

     The Trust represents that its Board has approved this Agreement and has duly authorized the Trust to adopt this Agreement, such adoption to be evidenced by a letter agreement between the Trust and the Bank reflecting such adoption, which letter agreement shall be dated and signed by a duly authorized officer of the Trust and duly authorized officer of the Bank. This Agreement shall be deemed to be duly executed and delivered by each of the parties in its name and behalf by its duly authorized officer as of the date of such letter agreement, and this Agreement shall be deemed to supersede and terminate, as of the date of such letter agreement, all prior agreements between the Trust and the Bank relating to the custody of the Trust’s assets.

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